UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2009

FORGENT NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20008	74-2415696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Wild Basin Road

Austin TX, 78746

 (Address of principal executive offices and Zip Code)

(512) 437-2700

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Failure to Satisfy a Listing Rule.

On November 18, 2009, Forgent Networks, Inc. (the “Company”) received notice from Nasdaq Stock Market stating that it was not in compliance with the $1.00 per share minimum bid requirement and that the stock would be delisted from the Nasdaq Capital Market by November 30, 2009.  On November 18, 2009, Nasdaq also granted the Company a hearing to appeal Nasdaq’s decision.  Delisting will be suspended pursuant to the hearing which is scheduled for December 10, 2009.  On December 17, 2009, the Company will ask shareholders to vote on a 10- for-1 reverse stock split which the Company believes will satisfy Nasdaq’s minimum bid requirement.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit	Description

99.1

Press Release, dated November 20, 2009, entitled “Asure Software Announces Receipt of Letter From Nasdaq to Delist Securities and Nasdaq's Subsequent Grant of Hearing”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   November 23, 2009

FORGENT NETWORKS, INC.

By:    /s/ David Sandberg

Name:

David Sandberg

Title:

Chairman